Exhibit 1
JOINT FILING STATEMENT
     The undersigned hereby agree that this Schedule 13D/A with respect to the Common Stock of PharmAthene, Inc. is, and any amendment thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.
     Dated: August 4, 2009

MPM BIOVENTURES III, L.P.		MPM BIOVENTURES III-QP, L.P.

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		its General Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin Name: Luke Evnin	By:	/s/ Luke Evnin Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM BIOVENTURES III PARALLEL FUND, L.P.		MPM BIOVENTURES III GMBH & CO. BETEILIGUNGS KG

By:	MPM BioVentures III GP, L.P.,	By:	MPM BioVentures III GP, L.P.,
	its General Partner		in its capacity as the Managing Limited Partner

By:	MPM BioVentures III LLC,	By:	MPM BioVentures III LLC,
	its General Partner		its General Partner

By:	/s/ Luke Evnin Name: Luke Evnin	By:	/s/ Luke Evnin Name: Luke Evnin
	Title: Series A Member		Title: Series A Member

MPM ASSET MANAGEMENT INVESTORS 2004 BVIII LLC		MPM BIOVENTURES III GP, L.P.

By:	/s/ Luke Evnin Name: Luke Evnin	By:	MPM BioVentures III LLC, its General Partner
Title: Manager
		By:	/s/ Luke Evnin Name: Luke Evnin
Title: Series A Member

MPM BIOVENTURES III LLC

By:	/s/ Luke Evnin
	Name: Luke Evnin		/s/ Luke Evnin
	Title: Series A Member		Luke Evnin

/s/ Ansbert Gadicke Ansbert Gadicke	/s/ Nicholas Galakatos Nicholas Galakatos

/s/ Michael Steinmetz	/s/ Kurt Wheeler

Michael Steinmetz	Kurt Wheeler

/s/ Nicholas Simon III	/s/ Dennis Henner

Nicholas Simon III	Dennis Henner
Attention. Intentional misstatements or omissions of fact constitute federal criminal violations (see 18 U.S.C. 1001).